Exhibit 10 (y)

                  1998 KEY EMPLOYEE INCENTIVE COMPENSATION PLAN

                                    SECTION 1

                                     GENERAL

     1.1 Purpose. The Plan has been established by the Company (i) to attract and retain persons eligible to participate in the Plan; (ii) motivate participants, by means of appropriate incentives, to achieve long-range goals; and (iii) link participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock, and thereby promote the continued growth and financial success of the Company.

     1.2 Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Employees, those persons who will be granted one or more awards under the Plan, and thereby become "Participants" in the Plan. Persons eligible to participate shall be limited to those officers and key employees of the Company who, in the opinion of the Committee, are in positions in which their decisions, actions, and counsel significantly affect the growth and financial success of the Company. Directors of the Company who are not otherwise officers or employees of the Company shall not be eligible to participate in the Plan.

     1.3 Operation, Administration and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 7).

                                    SECTION 2

                                OPTIONS AND SARS
     2.1 Definitions.

a) The grant of an "Option" entitles the Participant to purchase shares of Common Stock at an Exercise Price established by the Committee. Options granted under this
                        Section 2 may be either Incentive Stock Options or Non-Qualified Options, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422A of the Code. A "Non-Qualified Option" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422A of the Code.

b) A stock appreciation right (an "SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.5), value equal to all or a portion of the excess of: (a) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

     2.2 Exercise Price. The "Exercise Price" of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; except that the Exercise Price shall not be less than 100 percent of the Fair Market Value of a share of Common Stock as of the Pricing Date. As used in this subparagraph the "Pricing Date" shall be the date on which the Option or SAR is granted, except that the Committee may provide that the Pricing Date is the date on which the recipient is hired or promoted (or similar event), if the grant of the Option or SAR occurs not more than 90 days after the date of such hiring, promotion or other event.

     2.3 Exercise. An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. The Committee shall have the power to permit in its discretion an acceleration of the previously determined exercise or vesting periods of, and the expiration of the applicable restriction period with respect to, any Option or SAR, under such circumstances, including a change in control of the Company, and upon such terms and conditions as it deems appropriate.

     2.4 Expiration Date. The "Expiration Date" with respect to an Option means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that the Expiration Date with respect to any Option shall not be later than the earliest to occur of:

     a) the ten-year anniversary of the date on which the Option is granted (the five-year anniversary in the case of an Incentive Stock Option granted to an individual who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company);

     b) if the Participant's Date of Termination occurs by reason of Retirement, death or disability. the one-year anniversary after such Termination Date; or

     c) if the Participant's Date of Termination occurs by reasons other than Retirement, death or disability, the 90-day anniversary of such Date of Termination.

               The existence of Retirement and the existence of and the date of disability shall be determined by the Committee in its sole discretion.

     2.5 Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

     a) Subject to the following provisions of this subsection 2.5, the full Exercise Price for shares of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.5 (c), payment may be made as soon as practical after the exercise).

     b) The Exercise Price shall be payable in cash or by tendering shares of Common Stock (by either actual delivery of shares or by attestation, with such shares valued at Fair Market Value as of the date of exercise), or in any combination thereof, as determined by the Committee. Such determination may include a restriction on the use of any shares of Common Stock unless they have been held by the Participant for at least six months before delivery, and have not been used for another exercise during such period.

     c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

     2.6 Settlement of Award. Distribution following exercise of an Option or SAR, and shares of Common Stock distributed pursuant to such exercise, shall be subject to such conditions, restrictions and contingencies as the Committee may establish. Settlement of SARs may be made in shares of Common Stock (valued at their Fair Market Value at the time of exercise), or in any combination thereof, as determined by the Committee. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Common Stock acquired pursuant to the exercise of an Option or an SAR as the Committee determines to be desirable.

                                    SECTION 3
                                   ----------
                               OTHER STOCK AWARDS
                               ------------------

     3.1 Definition. A Stock Award is a grant of shares of Common Stock or of a right to receive shares of Common Stock (or their cash equivalent or a combination of both) in the future.

     3.2 Restrictions on Stock Awards. Each Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance measures. At any time prior to the payment of the Stock Awards, the Committee may adjust previously established performance targets and other terms and conditions, including the Company's financial performance for Plan purposes, to reflect major unforeseen events such as changes in laws, regulations or accounting practice, mergers, acquisitions or divestitures or extraordinary, unusual or nonrecurring items or events.

                                    SECTION 4
                                   ----------
                          OPERATION AND ADMINISTRATION
                          ----------------------------

     4.1 Effective Date. Subject to the approval of the shareholders of the Company at the Company's 1998 annual meeting of shareholders, the Plan shall be effective as of March 10, 1998 (the "Effective Date"); provided, however, that any Awards made under the Plan prior to its approval by shareholders shall be contingent on approval of the Plan by the shareholders of the Company. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, no Award may be made under the Plan more than ten years from the Effective Date.

     4.2       Shares Subject to the Plan.  a)

     i) Subject to the following provisions of this subsection 4.2, the maximum number of shares that may be delivered to Participants and their beneficiaries under the Plan shall not exceed 1,500,000 shares of Common Stock. Such shares may be authorized and unissued shares or treasury shares.

     ii) Any shares of Common Stock granted under the Plan that are forfeited because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. To the extent any shares of Common Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares are not delivered because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

     iii) If the Exercise Price of any stock option granted under the Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

     iv) Shares of Common Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company or a Subsidiary acquiring another entity (or an interest in another entity).

     b) Subject to paragraph 4.2 (c), the following additional maximums are imposed under the Plan.

     i) The maximum number of shares of Common Stock that may be issued by Options intended to be Incentive Stock Options shall be 1,500,000 shares.

     ii) The maximum number of shares of Common Stock that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 200,000 shares during any calendar year.

     iii) The maximum payment that can be made for awards granted to any one individual pursuant to Section 3 (relating to Stock Awards) shall be $300,000 for any single or combined performance goals established for any performance period. If an Award granted under
               Section 3 is, at the time of grant, denominated in shares, the value of the shares of Common Stock for determining this maximum individual payment amount will be the Fair Market Value of a share of Common Stock on the date of award.

c) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend or distribution, stock split, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include adjustments of: (i) the number and kind of shares that may be delivered under the Plan; (ii) the number and kind of shares subject to outstanding Awards; and (iii) the Exercise Price of outstanding Options and SARs; as well as any other adjustments that the Committee determines to be equitable.

     4.3 Limits on Distribution. Distribution of shares of Common Stock or other amounts under the Plan shall be subject to the following:

a) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with the Plan or the granting of such Award or the issue or purchase of shares of Common Stock thereunder, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificate basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.


     4.4 Tax Withholding. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any Federal, state or local withholding tax requirements prior to the delivery of any certificate for such shares, or in the discretion of the Committee, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements.

     4.5 Dividends. An Award may provide the Participant with the right to receive dividends with respect to Common Stock, which may be either paid currently or credited to an account for the Participant, and may be settled in cash or Common Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or reinvestment in shares of Common Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish.

     4.6 Payments. Awards may be settled through cash payments, the delivery of shares of Common Stock, or combination thereof as the Committee shall determine. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

     4.7 Transferability. No Awards may be transferred by the Participant otherwise than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order, and during the Participant's lifetime the Option may be exercised only by him or her; provided, however, that the Committee, in its discretion, may allow for transferability of Non-Qualified Options by the Participant to "Immediate Family Members."

     "Immediate Family Members" means children, grandchildren, spouse or common law spouse, siblings or parents of the Participant or to bona fide trusts, partnerships or other entities controlled by and of which the beneficiaries are Immediate Family Members of the Participant. Any Option grants that are transferable are further conditioned on the Participant and Immediate Family Members agreeing to abide by the Company's then current stock option transfer guidelines.

     4.8 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by a Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Secretary of the Company or other person designated by the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

     4.9 Agreement with the Company. At the time of an Award to a Participant, the Committee may require a Participant to enter into an agreement with the Company (the "Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

     4.10 Limitation of Implied Rights.

a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any person.

b) Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Company or any Subsidiary or affect any right which the Company or any Subsidiary may have to terminate the employment of such Participant.

     4.11 Stock Forfeiture Provision. Notwithstanding any other provision of this Plan to the contrary, the Committee may provide for the forfeiture of Awards under the Plan and the benefits derived therefrom, in the event a Participant engages in conduct deemed to be harmful to, or not in the best interests of, the Company. Such forfeiture may include, without limitation, the cancellation of unexercised Options and the forfeiture of gain realized from the exercise thereof. Such provisions shall be included in the Option agreements approved from time to time by the Committee. The Committee, or its duly appointed agent, may waive any or all of the restrictions authorized under this subsection whenever it (or its duly appointed agent) determines in its sole discretion that such action is in the best interests of the Company.

                                    SECTION 5
                                    COMMITTEE

     5.1 Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 5.

     5.2 Selection of Committee. The Committee shall be selected by the Board, and shall consist of two or more members of the Board. The Committee shall be composed solely of directors who: (i) meet the requirements necessary to be considered "non-employee directors" as that term is defined in Rule 16b-3 of the Securities Exchange Act of 1934. In addition, no member of the Committee shall participate in any compensation decision under the Plan who is not, at the time of the decision, an "outside director" as that term is defined under Code section 162(m).

     5.3 Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Employees those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions and other provisions of such Awards, and (subject to the restrictions imposed by Section 6) to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the individual, the individual's present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

c) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding.

     5.4 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

                                    SECTION 6
                                    ---------
                            AMENDMENT AND TERMINATION
                            -------------------------

     The Board may amend or terminate the Plan at any time, except that without shareholder approval, the Board may not increase the maximum number of shares which may be issued under the Plan (other than increases pursuant to Paragraph 4.2(c) hereof) or change the class of Eligible Employees. The termination or any modification or amendment of the Plan shall not, without the consent of a participant, affect a Participant's rights under an Award previously granted.

                                    SECTION 7
                                    ---------
                                  DEFINED TERMS
                                 ---------------

     For purposes of the Plan, the following terms shall have the meanings set forth below:

a) "Award" means any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, SARs, and Stock Awards.

b)   "Board" means the Board of Directors of the Company.

c) "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

d) "Common Stock" means shares of the Company's common stock, $.25 par value per share.

e) "Date of Termination" means the date on which a Participant ceases to be employed by the Company or any Subsidiary. In the event of employment termination due to Retirement, the Date of Termination shall be: (i) with respect to a Pension Optionee, the date on which such an optionee is immediately eligible to collect pension benefits under any Pension Plan; and (ii) with respect to a Non-Pension Optionee, a date determined by the Committee.

f) "Eligible Employee" means any employee of the Company or a Subsidiary providing key services to the Company or a Subsidiary.

g) "Fair Market Value" of Common Stock on any given date shall be determined according to the following rules:

     i) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the "Fair Market Value" shall be the mean between the highest and lowest prices of the Common Stock on the date in question on the principal national securities exchange on which it is then listed or admitted to trading. If no reported sale of Common Stock takes place on the date in question on the principal exchange, then the reported closing asked price of the Common Stock on such date on the principal exchange shall be determinative of "Fair Market Value."

     ii) If the Common Stock is not at the time listed or admitted to trading on a stock exchange, the "Fair Market Value" shall be the mean between the highest reported asked price and lowest reported bid price of the Common Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Common Stock in such market.

     iii) If the Common Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the "Fair Market Value" shall be as determined in good faith by the Committee.

h) "Pension Plan" means an individual pension scheme or pension plan sponsored by the Company or a Subsidiary.

i) "Pension Optionee" means an optionee under the Plan who is an active participant in any Pension Plan and a "Non-Pension Optionee" means an optionee under the Plan who is not an active participant in any Pension Plan.

j) "Subsidiary" means any "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.

k) "Retirement" means: (i) with respect to a Pension Optionee, termination of employment with the Company or a Subsidiary under the provisions of any Pension Plan; and (ii) with respect to a Non-Pension Optionee, termination of employment with the Company or a Subsidiary under the procedures established by the Committee.